UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2026

Ellington Credit Company
(Exact name of registrant specified in its charter)

Delaware	811-24071	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, no par value	EARN	The New York Stock Exchange
8.50% Notes due 2031	ELLA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
On October 23, 2026, Ellington Credit Company (the “Fund”) entered into an equity distribution agreement, dated as of October 23, 2026 (the “Equity Distribution Agreement”), by and among the Fund, Ellington Credit Company Management LLC, the Fund's investment adviser (the “Adviser”), Ellington Credit Company Administration LLC, the Fund's administrator (the “Administrator”), and each of Citizens JMP Securities, LLC, B. Riley Securities, Inc., Lucid Capital Markets, LLC, and Armstrong Securities LLC (each, an “Agent” and, collectively, the “Agents”), as agents and/or principals thereunder. Under the Equity Distribution Agreement, the Fund may, but has no obligation to, issue and sell, from time to time, up to $125,000,000 in aggregate offering price of its common shares of beneficial interest, no par value (the “Common Shares”) through the Agents.
The Common Shares, if any, will be offered and sold pursuant to the Fund’s registration statement on Form N-2 (File Nos. 333-298702 and 811-24071) (the “Registration Statement”), initially filed by the Fund on September 1, 2026, as amended by a pre-effective amendment dated October 19, 2026, and declared effective by the Securities and Exchange Commission on October 21, 2026, the prospectus, dated October 19, 2026, contained in the Registration Statement, and the prospectus supplement, dated October 23, 2026. Sales of Common Shares, if any, may be made by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange or another securities exchange, through a market maker other than on an exchange, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The Fund intends to use any net proceeds from sales of Common Shares for general corporate purposes, including to acquire investments in accordance with its investment objectives and strategies.
Under the terms of the Equity Distribution Agreement, the Agents will receive commissions from the Fund of up to 2.0% of the gross sales price of any Common Shares sold through such Agents under the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations, warranties, covenants, indemnification obligations of the Fund and the Agents, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Equity Distribution Agreement were made only for purposes of such agreement, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 hereto.
Dechert LLP, counsel to the Fund, has issued a legal opinion relating to the legality of the issuance and the sale of the Common Shares. A copy of such legal opinion is attached as Exhibit 5.1 hereto.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Common Shares under the Equity Distribution Agreement nor shall there be any sale of such Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.
1.1    Equity Distribution Agreement, dated as of October 23, 2026, by and among Ellington Credit Company, Ellington Credit Company Management LLC, Ellington Credit Company Administration LLC, Citizens JMP Securities, LLC, B. Riley Securities, Inc., Lucid Capital Markets, LLC, and Armstrong Securities LLC
5.1    Opinion of Dechert LLP as to the legality of the Common Shares
21.1    Consent of Dechert LLP (included in Exhibit 5.1)
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON CREDIT COMPANY

Dated:	October 27, 2026	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer